Exhibit 99.1

Allegro MicroSystems Reports Third Quarter 2026 Results

Sales Increased 29% Year-Over-Year and 7% Quarter-Over-Quarter to $229 Million

Manchester, NH, January 29, 2026 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq: ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its third quarter ended December 26, 2025.

“We delivered strong third quarter results, with sales of $229 million exceeding the high end of our guidance range. Additionally, non-GAAP EPS more than doubled year-over-year to $0.15. This performance was driven by broad strength in Automotive sales, which grew 28% year-over-year, including a 46% increase in e-Mobility. Our Industrial sales also saw robust growth, increasing 31% year-over-year, led by another record quarter in Data Center,” said Mike Doogue, President and CEO of Allegro. “We continued to see growing bookings and backlog, and a significant annual increase in year-to-date design wins. We are excited to provide a deeper look into our longer-term strategy, growth drivers and target model at our upcoming Analyst Day.”

Third Quarter Financial Highlights:

In thousands, except per share data	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Sales
Automotive	$164,543	$155,845	$128,637	$464,652	$395,711
Industrial and Other	64,667	58,449	49,235	182,257	136,471
Total net sales	$229,210	$214,294	$177,872	$646,909	$532,182
GAAP Financial Measures
Gross margin %	46.7%	46.3%	45.7%	46.0%	45.4%
Operating margin %	4.2%	2.9%	—%	2.0%	(1.2)%
Diluted EPS	$0.04	$0.03	$(0.04)	$0.01	$(0.31)
Non-GAAP Financial Measures
Gross margin %	49.9%	49.6%	49.1%	49.2%	48.9%
Operating margin %	15.4%	13.9%	10.8%	13.6%	9.6%
Diluted EPS	$0.15	$0.13	$0.07	$0.37	$0.18

Business Outlook

For the fourth quarter of fiscal year 2026 ending March 27, 2026, the Company expects total net sales to be in the range of
$230 million to $240 million. At the midpoint of this range, it implies growth in net sales of 22% year-over-year.

The Company also estimates the following results on a non-GAAP basis:

•
Gross Margin is expected to be between 49% and 51%,
•
Operating expenses are expected to increase by approximately 3% sequentially to $81 million, largely due to annual payroll tax resets,
•
Interest expense is expected to be approximately $5 million, and
•
Diluted Earnings per Share is expected to be between $0.14 and $0.18.

“Earlier this month, we repriced our term loan down another 25 basis points to SOFR plus 175 basis points resulting in an additional $700,000 reduction in annualized interest expense. This repricing reflects our lenders’ confidence in our business model and financial discipline,” said Derek D’Antilio, EVP and CFO of Allegro.

Allegro has not provided a reconciliation of its fourth fiscal quarter outlook for non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Interest Expense, and non-GAAP Diluted Earnings per Share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking U.S. generally accepted accounting principles (“GAAP”) measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast

A webcast will be held on Thursday, January 29, 2026 at 8:30 a.m., Eastern Time. Michael C. Doogue, President and Chief Executive Officer, and Derek P. D’Antilio, Executive Vice President and Chief Financial Officer, will discuss Allegro’s business and financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 90 days.

About Allegro MicroSystems

Allegro MicroSystems, Inc. is leveraging more than three decades of expertise in magnetic sensing and power ICs, to propel automotive, clean energy and industrial automation forward with solutions that enhance efficiency, performance and sustainability. Allegro’s commitment to quality drives transformation across industries, reinforcing our status as a pioneer in “automotive grade” technology and a partner in our customers’ success. For additional information, please visit https://www.allegromicro.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release including statements regarding our future results of operations and financial position, business strategy, prospective products and the plans and objectives of management for future operations, including, among others, statements regarding the liquidity, growth and profitability strategies and factors affecting our business are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “would,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance or achievements, and one should avoid placing undue reliance on such statements.

Forward-looking statements are based on our management’s current expectations, beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended March 28, 2025, as any such factors may be updated from time to time in our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties include, but are not limited to: downturns or volatility in general economic conditions; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party semiconductor wafer fabrication facilities and suppliers of other materials; any failure to adjust purchase commitments and inventory management based on changing market conditions or customer demand; shifts in our product mix, customer mix or channel mix, which could negatively impact our gross margin; the cyclical nature of the semiconductor industry, including the analog segment in which we compete; any downturn or disruption in the automotive market or industry; our ability to successfully integrate the acquisition of other companies or technologies and products into our business; our ability to compensate for decreases in average selling prices of our products and increases in input costs; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to accurately predict our quarterly net sales and operating results and meet the expectations of investors; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; events beyond our control impacting us, our key suppliers or our manufacturing partners; our ability to develop new product features or new products in a timely and cost-effective manner; our dependence on growth in the end markets that use our products and the impact that slowdowns in such growth could have on our financial results; the loss of one or more significant customers; our ability to identify, enter and expand in new markets, and to generate returns on such investments; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of export restrictions and tariffs; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; risks, liabilities, costs and obligations related to governmental regulations and other legal obligations, including export/trade control, privacy, data protection, information security, cybersecurity, consumer protection, environmental and occupational health and safety, antitrust, anti-corruption and anti-bribery, product safety, environmental protection, employment matters and tax; the risk of unsolicited acquisition proposals; the volatility of currency exchange rates; our ability to raise capital to support our growth strategy; our indebtedness may limit our flexibility to operate our business; our ability to retain key and highly skilled personnel; the impact of restructuring activities on our business and operating results; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems or confidential information or those of our third-party service providers; any failure to maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; the negative impacts of sustained inflation on our business; the risks presented by climate change; the risks related to ESG matters; and other events beyond our control. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

You should read this press release and the documents that we reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. All forward-looking statements speak only as of the date of this press release, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

This press release includes certain non-GAAP financial measures as defined by the SEC rules. These non-GAAP financial measures are provided in addition to, and not as a substitute for or superior to measures of, financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the presented non-GAAP financial measures as tools for comparison.

This press release may not be reproduced, forwarded to any person or published, in whole or in part.

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	December 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
Net sales	$229,210	$177,872	$646,909	$532,182
Cost of goods sold	122,109	96,657	349,214	290,534
Gross profit	107,101	81,215	297,695	241,648
Operating expenses:
Research and development	52,878	43,317	150,269	132,031
Selling, general and administrative	44,649	37,939	134,349	116,221
Total operating expenses	97,527	81,256	284,618	248,252
Operating income (loss)	9,574	(41)	13,077	(6,604)
Interest and other expense	(9,080)	(7,561)	(25,291)	(25,902)
Loss on change in fair value of forward repurchase contract	—	—	—	(34,752)
Income (loss) before income taxes	494	(7,602)	(12,214)	(67,258)
Income tax benefit	(7,868)	(803)	(13,997)	(9,233)
Net income (loss)	8,362	(6,799)	1,783	(58,025)
Net income attributable to non-controlling interests	63	61	192	185
Net income (loss) attributable to Allegro MicroSystems, Inc.	$8,299	$(6,860)	$1,591	$(58,210)
Net income (loss) per common share attributable to Allegro MicroSystems, Inc.:
Basic	$0.04	$(0.04)	$0.01	$(0.31)
Diluted	$0.04	$(0.04)	$0.01	$(0.31)
Weighted average shares outstanding:
Basic	185,172,199	184,011,189	184,944,427	188,886,583
Diluted	186,208,258	184,011,189	185,998,601	188,886,583

Supplemental Schedule of Total Net Sales

The following table summarizes total net sales by market within the Company’s unaudited condensed consolidated statements of operations:

	Three-Month Period Ended		Change		Nine-Month Period Ended		Change
	December 26, 2025	December 27, 2024	Amount	%	December 26, 2025	December 27, 2024	Amount	%
	(Dollars in thousands)				(Dollars in thousands)
Automotive	$164,543	$128,637	$35,906	28%	$464,652	$395,711	$68,941	17%
Industrial and Other	64,667	49,235	15,432	31%	182,257	136,471	45,786	34%
Total net sales	$229,210	$177,872	$51,338	29%	$646,909	$532,182	$114,727	22%

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 26,	March 28,
	2025 (Unaudited)	2025
Assets
Current assets:
Cash and cash equivalents	$155,187	$121,334
Restricted cash	8,212	9,773
Trade accounts receivable, net	99,651	84,598
Inventories	178,195	183,914
Prepaid income taxes	14,567	36,662
Prepaid expenses and other current assets	47,672	30,247
Assets held for sale	11,928	16,508
Total current assets	515,412	483,036
Property, plant and equipment, net	300,861	302,919
Deferred income tax assets	76,703	68,528
Goodwill	203,492	202,475
Intangible assets, net	244,838	262,115
Equity investment in related party	24,978	31,695
Other assets	56,427	70,193
Total assets	$1,422,711	$1,420,961
Liabilities, Non-Controlling Interest and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$52,558	$38,733
Amounts due to related party, net	4,749	6,535
Accrued expenses and other current liabilities	82,282	65,570
Current portion of long-term debt	1,556	1,423
Total current liabilities	141,145	112,261
Long-term debt	286,158	344,703
Other long-term liabilities	30,994	32,897
Total liabilities	458,297	489,861
Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1,852	1,843
Additional paid-in capital	1,040,799	1,012,055
Accumulated deficit	(52,000)	(53,591)
Accumulated other comprehensive loss	(27,919)	(30,752)
Equity attributable to Allegro MicroSystems, Inc.	962,732	929,555
Non-controlling interest	1,682	1,545
Total stockholders’ equity	964,414	931,100
Total liabilities, non-controlling interest and stockholders’ equity	$1,422,711	$1,420,961

ALLEGRO MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	December 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
Cash flows from operating activities:
Net income (loss)	$8,362	$(6,799)	$1,783	$(58,025)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,001	16,123	49,828	48,578
Amortization of deferred financing costs	298	694	1,948	1,781
Deferred income taxes	(3,814)	(3,751)	(7,985)	(11,546)
Stock-based compensation	12,820	10,588	37,263	32,251
Loss on change in fair value of forward repurchase contract	—	—	—	34,752
Provisions for inventory and expected credit losses	3,011	3,031	7,554	7,519
Other non-cash reconciling items	146	68	305	6,645
Changes in operating assets and liabilities:
Trade accounts receivable	6,119	(7,061)	(15,604)	34,356
Inventories	(10,526)	(19,243)	(1,273)	(38,074)
Prepaid expenses and other assets	(8,928)	14,407	17,699	(1,401)
Trade accounts payable	9,500	(8,203)	13,681	5,467
Due to and from related parties	1,486	(3,568)	(1,786)	564
Other changes in operating assets and liabilities, net	9,900	(4,469)	23,942	(21,307)
Net cash provided by (used in) operating activities	45,375	(8,183)	127,355	41,560
Cash flows from investing activities:
Purchases of property, plant and equipment	(4,116)	(13,615)	(21,160)	(34,564)
Acquisition of business, net of cash acquired	—	319	—	319
Net cash used in investing activities	(4,116)	(13,296)	(21,160)	(34,245)
Cash flows from financing activities:
Net proceeds from Refinanced Term Loan Facility	—	—	—	193,483
Repayment of term loan	—	(25,000)	(60,000)	(75,000)
Finance lease payments	(314)	(318)	(852)	(703)
Receipts on related party notes receivable	—	—	—	1,875
Payments for intangible assets	(3,000)	—	(4,000)	—
Payments for taxes related to net share settlement of equity awards	(1,005)	(483)	(10,354)	(12,780)
Proceeds from issuance of common stock under employee stock purchase plan	—	—	1,910	1,987
Repurchases of common stock	—	(116)	—	(853,921)
Payments for taxes related to repurchase of common stock	—	—	(1,713)	—
Net proceeds from issuance of common stock	—	—	—	665,850
Dividends paid to non-controlling interest	—	—	(23)	—
Net cash used in financing activities	(4,319)	(25,917)	(75,032)	(79,209)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(355)	(2,680)	1,129	(1,305)
Net increase (decrease) in cash and cash equivalents and restricted cash	36,585	(50,076)	32,292	(73,199)
Cash and cash equivalents and restricted cash at beginning of period	126,814	199,038	131,107	222,161
Cash and cash equivalents and restricted cash at end of period	$163,399	$148,962	$163,399	$148,962

Non-GAAP Financial Measures

In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP Profit before Tax, non-GAAP Income Tax Provision (Benefit), non-GAAP Effective Tax Rate, non-GAAP Net Income Attributable to Allegro MicroSystems, Inc, non-GAAP Basic and Diluted Earnings per Share, non-GAAP Free Cash Flow, and non-GAAP Free Cash Flow as a percentage of net sales (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Income Tax Provision (Benefit), management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Income Tax Provision (Benefit) across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures, such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges, such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. These Non-GAAP Financial Measures exclude costs related to acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation, restructuring actions, related-party activities and other non-operational costs.

Non-GAAP Income Tax Provision (Benefit)

In calculating the non-GAAP Income Tax Provision (Benefit), we adjust for the tax effect of adjustments to GAAP results which represents the estimated income tax effect of the adjustments to non-GAAP Profit before Tax described below. We also adjust for any discrete tax items and the impact of non-recurring tax law changes to ensure the non-GAAP Income Tax Rate (“NG ETR”) reflects future operations.

Our fiscal year 2026 and 2027 NG ETR excludes the impact of the 2025 One Big Beautiful Bill Act’s one-time research and development amortization election which accelerates the amortization of previously capitalized domestic research and development over a two-year period. The NG ETR is applied to non-GAAP Profit before Tax to arrive at the tax effect of adjustments to GAAP results.

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Dollars in thousands)			(Dollars in thousands)
GAAP Gross Profit	$107,101	$99,292	$81,215	$297,695	$241,648
GAAP Gross Margin (% of net sales)	46.7%	46.3%	45.7%	46.0%	45.4%

Non-GAAP adjustments
Transaction-related costs	—	—	5	—	14
Purchased intangible amortization	5,089	5,090	4,875	15,268	14,625
Restructuring costs	659	751	522	2,115	1,738
Stock-based compensation	1,017	1,017	802	2,922	2,180
Other Costs	449	44	—	493	—
Total Non-GAAP Adjustments	$7,214	$6,902	$6,204	$20,798	$18,557

Non-GAAP Gross Profit	$114,315	$106,194	$87,419	$318,493	$260,205
Non-GAAP Gross Margin (% of net sales)	49.9%	49.6%	49.1%	49.2%	48.9%

Reconciliation of Non-GAAP Operating Expenses

	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Dollars in thousands)			(Dollars in thousands)
GAAP Operating Expenses	$97,527	$93,049	$81,256	$284,618	$248,252

Research and Development Expenses
GAAP Research and Development Expenses	52,878	50,891	43,317	150,269	132,031
Non-GAAP adjustments
Transaction-related costs	33	—	333	33	1,568
Purchased intangible amortization	5	8	—	16	—
Restructuring costs	2,663	1,639	568	5,433	997
Stock-based compensation	3,596	4,907	3,960	11,414	11,218
Other costs(1)	196	112	—	343	3
Non-GAAP Research and Development Expenses	46,385	44,225	38,456	133,030	118,245

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	44,649	42,158	37,939	134,349	116,221
Non-GAAP adjustments
Transaction-related costs	3	1	148	134	1,237
Purchased intangible amortization	535	535	535	1,605	1,605
Restructuring costs	2,032	1,158	1,264	4,374	4,355
Stock-based compensation	8,207	7,757	5,826	22,927	18,853
Other costs(1)	1,260	476	391	7,574	(618)
Non-GAAP Selling, General and Administrative Expenses	32,612	32,231	29,775	97,735	90,789

Total Non-GAAP Adjustments	18,530	16,593	13,025	53,853	39,218

Non-GAAP Operating Expenses	$78,997	$76,456	$68,231	$230,765	$209,034

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Margin

	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Dollars in thousands)			(Dollars in thousands)
GAAP Operating Income (Loss)	$9,574	$6,243	$(41)	$13,077	$(6,604)
GAAP Operating Margin (% of net sales)	4.2%	2.9%	—%	2.0%	(1.2)%

Transaction-related costs	36	1	486	167	2,819
Purchased intangible amortization	5,629	5,633	5,410	16,889	16,230
Restructuring costs	5,354	3,548	2,354	11,922	7,090
Stock-based compensation	12,820	13,681	10,588	37,263	32,251
Other costs(1)	1,905	632	391	8,410	(615)
Total Non-GAAP Adjustments	$25,744	$23,495	$19,229	$74,651	$57,775

Non-GAAP Operating Income	$35,318	$29,738	$19,188	$87,728	$51,171
Non-GAAP Operating Margin (% of net sales)	15.4%	13.9%	10.8%	13.6%	9.6%

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Dollars in thousands)			(Dollars in thousands)
GAAP Net Income (Loss)	$8,362	$6,583	$(6,799)	$1,783	$(58,025)
GAAP Net Income (Loss) Margin (% of net sales)	3.6%	3.1%	(3.8)%	0.3%	(10.9)%

Interest expense	4,910	5,730	7,762	16,999	23,492
Interest income	(114)	(159)	(388)	(507)	(1,302)
Income tax benefit	(7,868)	(9,298)	(803)	(13,997)	(9,233)
Depreciation & amortization	17,001	16,611	16,123	49,828	48,578
EBITDA	$22,291	$19,467	$15,895	$54,106	$3,510

Transaction-related costs	36	1	486	167	5,623
Restructuring costs	5,000	3,403	2,354	11,227	6,835
Stock-based compensation	12,820	13,681	10,588	37,263	32,251
Loss on change in fair value of forward repurchase contract	—	—	—	—	34,752
Other costs(1)	6,037	4,271	998	17,612	1,610
Adjusted EBITDA	$46,184	$40,823	$30,321	$120,375	$84,581
Adjusted EBITDA Margin (% of net sales)	20.1%	19.0%	17.0%	18.6%	15.9%

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

Reconciliation of Non-GAAP Profit before Tax

	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Dollars in thousands)			(Dollars in thousands)
GAAP Income (Loss) before Income Taxes	$494	$(2,715)	$(7,602)	$(12,214)	$(67,258)

Transaction-related costs	36	1	486	167	5,623
Transaction-related interest	225	645	192	1,730	1,042
Purchased intangible amortization	5,629	5,633	5,410	16,889	16,230
Restructuring costs	5,354	3,736	2,354	12,110	6,835
Stock-based compensation	12,820	13,681	10,588	37,263	32,251
Loss on change in fair value of forward repurchase contract	—	—	—	—	34,752
Other costs(1)	6,422	4,271	1,427	17,997	5,662
Total Non-GAAP Adjustments	$30,486	$27,967	$20,457	$86,156	$102,395

Non-GAAP Profit before Tax	$30,980	$25,252	$12,855	$73,942	$35,137

(1) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure such as project evaluation costs, which consist of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions and income (loss) in earnings of equity investments.

Reconciliation of Non-GAAP Income Tax Provision (Benefit) and Non-GAAP Effective Tax Rate

	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Dollars in thousands)			(Dollars in thousands)
GAAP Income Tax Benefit	$(7,868)	$(9,298)	$(803)	$(13,997)	$(9,233)
GAAP effective tax rate	(1,592.7)%	342.5%	10.6%	114.6%	13.7%

Tax effect of adjustments to GAAP results	10,002	10,733	398	19,252	10,074

Non-GAAP Income Tax Provision (Benefit)	$2,134	$1,435	$(405)	$5,255	$841
Non-GAAP effective tax rate	6.9%	5.7%	(3.2)%	7.1%	2.4%

Reconciliation of Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc. and Non-GAAP Earnings per Share

	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Dollars in thousands)			(Dollars in thousands)
GAAP Net Income (Loss) Attributable to Allegro MicroSystems, Inc.(1)	$8,299	$6,519	$(6,860)	$1,591	$(58,210)
GAAP Basic weighted average common shares	185,172,199	185,074,119	184,011,189	184,944,427	188,886,583
GAAP Diluted weighted average common shares	186,208,258	186,305,785	184,011,189	185,998,601	188,886,583
GAAP Basic Income (Loss) per Share	$0.04	$0.04	$(0.04)	$0.01	$(0.31)
GAAP Diluted Income (Loss) per Share	$0.04	$0.03	$(0.04)	$0.01	$(0.31)

Transaction-related costs	36	1	486	167	5,623
Transaction-related interest	225	645	192	1,730	1,042
Purchased intangible amortization	5,629	5,633	5,410	16,889	16,230
Restructuring costs	5,354	3,736	2,354	12,110	6,835
Stock-based compensation	12,820	13,681	10,588	37,263	32,251
Loss on change in fair value of forward repurchase contract	—	—	—	—	34,752
Other costs(2)	6,422	4,271	1,427	17,997	5,662
Total Non-GAAP Adjustments	30,486	27,967	20,457	86,156	102,395
Tax effect of adjustments to GAAP results(3)	(10,002)	(10,733)	(398)	(19,252)	(10,074)
Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc.	$28,783	$23,753	$13,199	$68,495	$34,111
Basic weighted average common shares	185,172,199	185,074,119	184,011,189	184,944,427	188,886,583
Diluted weighted average common shares	186,208,258	186,305,785	184,485,792	185,998,601	189,577,693
Non-GAAP Basic Earnings per Share	$0.16	$0.13	$0.07	$0.37	$0.18
Non-GAAP Diluted Earnings per Share	$0.15	$0.13	$0.07	$0.37	$0.18

(1) GAAP Net Income (Loss) Attributable to Allegro MicroSystems, Inc. represents GAAP Net Income (Loss) adjusted for Net Income Attributable to non-controlling interests.

(2) Included in non-GAAP other costs are non-recurring charges that are individually immaterial for separate disclosure, such as project evaluation costs, which consists of costs and estimated costs incurred in connection with debt and equity financings or other non-recurring transactions, income (loss) in earnings of equity investments, and unrealized losses (gains) on investments.

(3) To calculate the tax effect of adjustments to GAAP results, the Company considers each Non-GAAP adjustment by tax jurisdiction, reverses all discrete items, non-recurring law changes to calculate an annual NG ETR. This NG ETR is then applied to Non-GAAP Profit Before Tax to arrive at the tax effect of adjustments to GAAP results.

Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow as Percentage of Net Sales

	Three-Month Period Ended			Nine-Month Period Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
	(Dollars in thousands)			(Dollars in thousands)
GAAP Operating Cash Flow	$45,375	$20,362	$(8,183)	$127,355	$41,560
GAAP Operating Cash Flow (% of net sales)	19.8%	9.5%	(4.6)%	19.7%	7.8%
Non-GAAP adjustments
Purchases of property, plant and equipment	(4,116)	(6,444)	(13,615)	(21,160)	(34,564)
Non-GAAP Free Cash Flow	$41,259	$13,918	$(21,798)	$106,195	$6,996
Non-GAAP Free Cash Flow (% of net sales)	18.0%	6.5%	(12.3)%	16.4%	1.3%

Investor Contact:

Jalene Hoover

VP of Investor Relations & Corporate Communications

+1 (512) 751-6526

jhoover@allegromicro.com